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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Ryan Mortgage Acceptance Corporation IV:

      We consent to incorporation by reference in the Registration Statements (No. 2-89611) on Form S-3 as amended by Post-Effective Amendment No. 2 (No. 33-00670) on Form S-3 and (No. 33-8475) on Form S-3 as amended by Post-Effective Amendment No. 1 of Ryan Mortgage Acceptance Corporation IV of our report dated January 30, 2001, relating to the balance sheets of Ryan Mortgage Acceptance Corporation IV as of December 31, 2000 and 1999 and the related statements of income, comprehensive income, retained earnings and accumulated other comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000, which report is included in the December 31, 2000 annual report on Form 10-K of Ryan Mortgage Acceptance Corporation IV.

McLean, Virginia                                            KPMG LLP
March 28, 2001

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